Exhibit 99.1

PennyMac Financial Services, Inc. Announces Pricing of Private

Offering of $650 Million of Senior Notes

WESTLAKE VILLAGE, Calif. – May 20, 2024 – PennyMac Financial Services, Inc. (NYSE: PFSI) and its subsidiaries (the “Company”) today announced the pricing of its previously announced offering of $650 million aggregate principal amount of 7.125% Senior Notes due 2030 (the “Notes”). The Notes will bear interest at 7.125% per annum and will mature on November 15, 2030. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2024. The Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Company’s existing and future wholly owned domestic subsidiaries, other than certain excluded subsidiaries. Proceeds from the offering will be used to repay borrowings under our secured MSR facilities, other secured indebtedness, and for other general corporate purposes. The offering is expected to close on May 23, 2024, subject to customary closing conditions.

The offering was made solely by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 3,800 people across the country. For the twelve months ended March 31, 2024, PennyMac Financial’s production of newly originated loans totaled $98 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of March 31, 2024, PennyMac Financial serviced loans totaling $617 billion in unpaid principal balance, making it a top five mortgage servicer in the nation.

Media	Investors
Lauren Padilla	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.225.8224	PFSI_IR@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the expected timing for the closing of the offering of Notes and the use of proceeds therefrom. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.

Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic and U.S. real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which the Company operates; lawsuits or governmental actions if the Company does not comply with the laws and regulations applicable to the Company’s business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; the Company’s dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; changes in real estate values, housing prices and housing sales; changes to government mortgage modification programs; foreclosure delays and changes in foreclosure practices; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which the Company’s bank competitors are not subject; the Company’s ability to manage third-party service providers and vendors and their compliance with laws, regulations and investor requirements; the Company’s exposure to risks of loss resulting from severe weather events, man-made or other natural conditions, the effect of climate change, and pandemics; difficulties inherent in adjusting the size of the Company’s operations to reflect changes in business levels; maintaining sufficient capital and liquidity and compliance with financial covenants; the Company’s substantial amount of indebtedness; increases in the number of loan delinquencies and defaults; failure to modify, resell or refinance early buyout loans or defaults of early buyout loans beyond the Company’s expectations; the Company’s reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to its mortgage banking business; the Company’s obligation to indemnify third-party purchasers or repurchase loans if loans that it originates, acquires, services or assists in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; the Company’s exposure to counterparties that are unwilling or unable to honor contractual obligations, including their obligation to indemnify the Company or repurchase defective mortgage loans; the Company’s ability to realize the anticipated benefit of potential future acquisitions of mortgage servicing rights; the Company’s obligation to indemnify PMT if the Company’s services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that the Company selects and manages for PMT, and the Company’s resulting management and incentive fees; the extensive amount of regulation applicable to the Company’s investment management segment; conflicts of interest in allocating the Company’s services and investment opportunities among the Company and PMT; the effect of public opinion on the Company’s reputation; the Company’s ability to effectively identify, manage and hedge its credit, interest rate, prepayment, liquidity and climate risks; the Company’s initiation of new business activities or expansion of existing business activities; the Company’s ability to detect misconduct and fraud; the Company’s ability to effectively deploy new information technology applications and infrastructure; the Company’s ability to mitigate cybersecurity risks and cyber incidents; the Company’s ability to pay dividends to its stockholders; the Company’s use of the proceeds from the offering of Notes; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.